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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference into this registration statement on Form S-3 of our report dated August 8, 2001 related to the financial statements of EGP Fuels Company for the years indicated in our report included in EOTT Energy Partners, L.P.'s Form 8-K/A dated August 30, 2001 and to all references to our Firm included in this registration statement.


Arthur Andersen LLP

Houston, Texas
September 28, 2001